Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Microphase Corporation of our report dated September 28, 2015 relating to the financial statements of Microphase Corporation which appears in such Registration Statement.

We also consent to the reference to us under the caption “Experts” in this registration statement.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

July 27, 2016